Exhibit 99.09

LETTER TO BROKERS, DEALERS
COMMERCIAL BANKS, TRUST COMPANIES
AND OTHER NOMINEES

Offer by

THE TALBOTS, INC.

to Exchange

for

Each Outstanding Warrant

of

BPW ACQUISITION CORP.

For Shares of Common Stock or Warrants
(with a floating exchange ratio that is within a
collar and a fixed exchange ratio outside the
collar as described below)

of

The Talbots, Inc.

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF MARCH 26, 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED. WARRANTS OF BPW ACQUISITION CORP. TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

March 1, 2010

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

The Talbots, Inc., a Delaware corporation (“Talbots”), has offered to exchange each outstanding warrant (the “Warrants”) to acquire shares of common stock of BPW Acquisition Corp. (“BPW”) validly tendered and not withdrawn in the offer, at the election of the holder of such warrant, for either:

•	a number of shares of Talbots common stock (the “Talbots Common Stock Exchange Ratio”) equal to the greater of:

•	0.09853, which is the quotient (rounded to the nearest one hundred-thousandth) obtained by dividing $1.125 by the volume weighted average price of Talbots common stock on the NYSE for the 15 consecutive trading days immediately preceding the fifth trading day prior to the date of the special meeting of BPW stockholders to approve the merger (the “Average Talbots Price”) contemplated by the Agreement and Plan of Merger, dated as of December 8, 2009, by and among Talbots, Tailor Acquisition, Inc., and BPW, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of February 16, 2010 (the “Merger Agreement”), and

•	the quotient (rounded to the nearest one hundred-thousandth) obtained dividing $1.125 by the average of the daily volume weighted average prices per share (calculated to the nearest one-hundredth of one cent) of shares of Talbots common stock, on the New York Stock Exchange over the 5 consecutive trading days immediately preceding the date of completion of the merger (the “Talbots Closing Average”), provided that if such quotient is greater than 0.13235, such quotient shall be deemed to be 0.13235, and if such quotient is less than 0.09000, then such quotient shall be deemed to be 0.09000, or

•	a number of warrants to acquire shares of Talbots common stock (“Talbots Warrants”), based on an exchange ratio equal to the product obtained by multiplying 10 times the Talbots Common Stock Exchange Ratio, subject to the terms and conditions described in the Prospectus/Offer to Exchange filed on March 1, 2010 with the Securities and Exchange Commission (the “Prospectus”) and in the accompanying Letter of Election and Transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Exchange Offer”) enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold BPW Warrants registered in your name or in the name of your nominee.

As discussed in the Prospectus, the Exchange Offer is not being made in any jurisdiction where the Exchange Offer would be illegal under the laws of such jurisdiction.

No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Talbots, the Exchange Agent, or the Information Agent for purposes of the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED.  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF MARCH 26, 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED.

Enclosed herewith for your information and forwarding to your clients for whom you hold Warrants registered in your name or in the name of your nominee are copies of the following documents:

1. The Prospectus.

2. The Letter of Election and Transmittal for your use in accepting the Exchange Offer and tendering Warrants and for the information of your clients. Manually signed copies of the Letter of Election and Transmittal may be used to tender Warrants.

3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates evidencing the Warrants are not immediately available, or if you cannot deliver the certificates and all other required documents to the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or complete the procedure for book-entry transfer on a timely basis.

4. A form of the letter which may be sent to your clients for whose accounts you hold Warrants registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

5. Internal Revenue Service Form W-9 (included with the Letter of Election and Transmittal).

6. A return envelope addressed to Computershare Inc.

Please note the following:

1. The consideration for each Warrant is, at the election of the holder, either

•	a number of shares equal to the Talbots Common Stock Exchange Ratio, which is the greater of:

•	0.09853, which is the quotient (rounded to the nearest one hundred-thousandth) obtained by dividing $1.125 by the Average Talbots Price, and

•	the quotient (rounded to the nearest one hundred-thousandth) obtained dividing $1.125 by the Talbots Closing Average, provided that if such quotient is greater than 0.13235, such quotient shall be deemed to be 0.13235, and if such quotient is less than 0.09000, then such quotient shall be deemed to be 0.09000, or

•	a number of Talbots Warrants, based on an exchange ratio equal to the product obtained by multiplying 10 times the Talbots Common Stock Exchange Ratio.

2. The Exchange Offer is being made for all outstanding Warrants.

3. The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York time, at the end of March 26, 2010, unless the Exchange Offer is extended (as extended, the “Expiration Date”).

4. The Exchange Offer is conditioned upon, among other things, there having been validly tendered, and not withdrawn prior to the Expiration Date, a number of Warrants that shall constitute at least 90% of the Warrants issued in BPW’s initial public offering. Other conditions to the Exchange Offer are described in the Prospectus. See the section of the Prospectus captioned “The Offer — Conditions of the Offer.”

5. Exchange of the Warrants will be made only after timely receipt by Computershare Inc. (the “Exchange Agent”) of (1) certificates evidencing the Warrants or a confirmation of a book-entry transfer of the Warrants into the Exchange Agent’s account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Election and Transmittal, or an agent’s message (as defined in the Letter of Election and Transmittal) in connection with a book-entry transfer and (3) any other required documents. Accordingly, tendering holders may receive Talbots common stock or Talbots Warrants, as applicable, at different times depending upon when certificates evidencing the Warrants or book-entry confirmations with respect to the Warrants and all other required documents are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE SHARES OF TALBOTS COMMON STOCK, TALBOTS WARRANTS OR ANY CASH PAID IN LIEU OF FRACTIONAL SHARES OR WARRANTS THAT TALBOTS PAYS TO YOU IN THE EXCHANGE FOR YOUR WARRANTS, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

6. Any transfer taxes applicable to the transfer and sale of the Warrants to Talbots pursuant to the Exchange Offer will be paid by Talbots, except as otherwise provided in the Prospectus and the related Letter of Election and Transmittal.

Talbots will not pay any commissions or fees to any broker, dealer or other person, other than fees to the Information Agent, the Exchange Agent and other persons described in the section of the Prospectus captioned “The Offer — Fees and Expenses,” for soliciting tenders of Warrants pursuant to the Exchange Offer.

Stockholders who wish to tender their Warrants, but whose certificates representing the Warrants are not immediately available or who cannot deliver their certificates representing the Warrants and all other required documents to the Exchange Agent prior to the Expiration Date, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender their Warrants by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Offer — Guaranteed Delivery” in the Prospectus.

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed material may be obtained from the Information Agent at the address and telephone numbers below (which address and telephone numbers are also set forth on the back cover of the Prospectus).

Very truly yours,

THE TALBOTS, INC.

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokers Call: (203) 658-9400
Warrantholders Please Call Toll-free: (800) 662-5200

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF TALBOTS, THE INFORMATION AGENT, OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.